UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
◻	Definitive Proxy Statement
⌧	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Ulta Beauty, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
⌧	No fee required.
◻	Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Your Vote Counts! ULTA BEAUTY, INC. 2023 Annual Meeting Vote by May 31, 2023 11:59 PM ET You invested in ULTA BEAUTY, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 1, 2023. Vote Virtually at the Meeting* June 1, 2023 10:00 AM CDT Virtually at: www.virtualshareholdermeeting.com/ULTA2023 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # V03337-P87875 Get informed before you vote View the Company’s Proxy Statement and Annual Report to Stockholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 18, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. ULTA BEAUTY, INC. 1000 REMINGTON BLVD. SUITE 120 BOLINGBROOK, IL 60440

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends V03338-P87875 1. Election of Directors Nominees: 1 Year 2. To approve an amendment to our Certificate of Incorporation to declassify our Board of Directors and provide for the annual election of directors. 4. To approve an amendment to our Certificate of Incorporation to replace all supermajority voting standards for amendments to the Certificate of Incorporation with a majority standard. 3. To approve amendments to our Bylaws to provide that directors may be removed by the holders of a majority of the shares then entitled to vote at an election of directors and, if Proposal 2 is approved, with or without cause. 5. To approve an amendment to our Bylaws to replace all supermajority voting standards for amendments to the Bylaws with a majority standard. 6. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year 2023, ending February 3, 2024. 7. Advisory resolution to approve the Company’s executive compensation. 8. Advisory vote on the frequency of future advisory votes on the Company’s executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. For For For For For For 1c. Heidi G. Petz 1a. Michelle L. Collins 1d. Michael C. Smith 1b. Patricia A. Little For For For For